                          AMENDMENT TO GLOBAL CUSTODY
                                    AGREEMENT

         AMENDMENT, dated December 9, 2000 to the August 9, 1996 Global Custody
Agreement ("Agreement"), between American Century Investments as identified on the signature page hereto ("Customer"), having a place of business at 4500 Main
Street, Kansas City, MO 64111, and The Chase Manhattan Bank ("Bank"), having a place of business at 270 Park Ave., New York, N.Y. 10017-2070.

         It is hereby agreed as follows:

         Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         Section 2. The Agreement is amended by deleting the Investment Company
Rider thereto and inserting, in lieu thereof, the following Rider:

         I. Add the following after the first sentence of Section 3 of the
         Agreement:

         At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian where Bank has not acted as Foreign
         Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.

         II. Add the following language to the end of Section 3 of the
         Agreement:

         (i) The term Subcustodian as used herein shall mean the following:

         (a) a "U.S. Bank," which shall mean a U.S. bank as defined in rule
         17f-5(a)(7); and

         (b) an "Eligible Foreign Custodian," which, as defined in rule
         17f-5(a)(1) and (5), shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign
         Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the
         SEC.

         (ii) The term "securities depository" as used herein shall mean the following when referring to a securities depository located:

         (a) outside the U.S,. an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt by an SEC exemptive order, rule other appropriate SEC action, except that prior to the compliance date with rule 17f-7 for a particular securities depository the term "securities depository" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

         (b) in the U.S., a "securities depository" as defined in SEC rule
         17f-4(a).

         (iii) For purposes of clarity, it is understood and agreed that the term Subcustodian shall not include any securities depository. For purposes of the provisions of the Agreement imposing liability on Bank, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

         III.  "Add new Section 16 to the Agreement as follows:

         16. COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION RULE 17F-5
         ("RULE 17F-5").

         (a) Customer's board of directors (or equivalent body) (hereinafter
"Board") hereby delegates to Bank, and Bank hereby accepts the delegation to it of, the obligation to perform as Customer's "Foreign Custody Manager" (as that term is defined in rule 17f-5(a)(3)), including for the purposes of: (i)
selecting Eligible Foreign Custodians (as that term is defined in rule
17f-5(a)(1), as the same may be amended from time to time, or that have otherwise been exempted by SEC exemptive order, rule other appropriate SEC action) to hold Customer's Foreign Assets, and (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule
17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

         (b) In connection with the foregoing, Bank shall:

         (i) provide written reports notifying Customer's Board of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign
         Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements but until further notice from Customer requesting a different schedule, such reports shall be provided not less than quarterly in summary form, with a more detailed report annually.

         (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Foreign Assets would exercise;

         (iii) in selecting an Eligible Foreign Custodian, first have determined that Foreign Assets placed and maintained in the safekeeping of such
         Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such
         Assets, including, without limitation, those factors set forth in rule
         17f-5(c)(1)(i)-(iv);

         (iv) determine that the written contract with the Eligible Foreign
         Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market as provided in rule 17f-5(c)(2); and

         (v) have established a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign
         Custodians and performance of the governing contractual arrangements;
         it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Foreign Assets.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain
Foreign Assets on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

         (c) Except as expressly provided herein and in Section 17 hereof,
Customer shall be solely responsible to assure that the maintenance of Foreign
Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

         (d) Bank represents to Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Customer represents to Bank that: (1) the Assets being placed and maintained in Bank's custody are subject to the Investment Company Act of
1940, as amended (the "1940 Act") as the same may be amended from time to time;
(2) its Board (or other governing body) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager; and (3) its Board
(or other governing body) or its investment adviser shall have determined that
Customer may maintain Foreign Assets in each country in which Customer's Foreign
Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country
Risk")). Nothing contained herein shall require Bank to make any selection on behalf of Customer that would entail consideration of Country Risk and, except as may be provided in (e) below, to engage in any monitoring of Country Risk.

         (e) Bank shall provide to Customer such information relating to Country
Risk as is specified in Appendix 1-A hereto. Customer hereby acknowledges that:
(i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

         IV. Add the following language to the end of the first sentence of
Section 4(d) of the Agreement: "or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws."

         V.  Add a new Section 17 to the Agreement as follows:

         17. COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION RULE 17F-7
         ("RULE 17F-7").

         (a) Bank shall, for consideration by Customer, provide an analysis in accordance with rule 17f-7(a)(1)(i)(A) of the custody risks associated with maintaining Customer's Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities
Depository not used by Bank as of the date hereof, prior to the initial placement of Customer's Foreign Assets at such Depository) and at which any
Foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank's Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer's Foreign Assets at each such
Eligible Securities Depository on a continuing basis and shall promptly notify
Customer or its adviser of any material changes in such risks.

         (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 17(a) above.

         (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise
Customer if any Eligible Securities Depository ceases to be eligible. (Eligible
Securities Depositories used by Bank as of the date hereof are set forth in
Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)

         (d) Bank need not commence performing any of the duties set forth in this Section 17 prior to March 31, 2001, but Bank shall advise Customer if it is prepared to commence such duties prior to such date as to particular depositories.

                                             *********************

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                            AMERICAN CENTURY MUTUAL FUNDS, INC.
                                            AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                            AMERICAN CENTURY PREMIUM RESERVES, INC.
                                            AMERICAN CENTURY STRATEGIC ASSET
                                               ALLOCATIONS, INC.
                                            AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                                            AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                               MUNICIPAL FUNDS
                                            AMERICAN CENTURY QUANTITATIVE EQUITY
                                            FUNDS AMERICAN CENTURY GOVERNMENT
                                            INCOME TRUST AMERICAN CENTURY
                                            INTERNATIONAL BOND FUNDS AMERICAN
                                            CENTURY INVESTMENT TRUST AMERICAN
                                            CENTURY MUNICIPAL TRUST AMERICAN
                                            CENTURY TARGET MATURITIES TRUST
                                            AMERICAN CENTURY VARIABLE
                                            PORTFOLIOS, INC. AMERICAN CENTURY
                                            VARIABLE PORTFOLIOS II, INC.

                                            By:
                                                 ------------------------------------
                                            Name: Paul Carrigan Jr.
                                            Title:     Secretary of each of the above entities
                                            Date: December 9, 2000

                                            THE CHASE MANHATTAN BANK

                                            By:
                                                  -----------------------------------
                                            Name:
                                            Title:
                                            Date:

                                  Appendix 1-A

                       Information Regarding Country Risk

         1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Foreign Assets into a country the following information (check items applicable):

         A        Opinions of local counsel concerning:

___      i. Whether applicable foreign law would restrict the access afforded
         Customer's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

___      ii. Whether applicable foreign law would restrict the Customer's ability to recover its assets in the event of the bankruptcy of an
         Eligible Foreign Custodian located in that country.

___      iii. Whether applicable foreign law would restrict the Customer's ability to recover assets that are lost while under the control of an
         Eligible Foreign Custodian located in the country.

         B.       Written information concerning:

___      i. The likelihood of expropriation, nationalization, freezes, or confiscation of Customer's assets.

___      ii. Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

         C.       A market report with respect to the following topics:

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, (vi) market settlement risk, (vii) Eligible
         Securities Depositories (including Depository evaluation), if any.

         2. Bank shall furnish the following additional information:

                  Market flashes, including with respect to changes in the
         information in market reports.

                                  Appendix 1-B

                        ELIGIBLE SECURITIES DEPOSITORIES